Exhibit 99.1

PRESS RELEASE

Contacts:

Michael E. Scheopner

President and Chief Executive Officer

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

April 16, 2015

Landmark Bancorp, Inc. Announces Conference Call to Discuss First Quarter 2015 Earnings

(Manhattan, KS, April 16, 2015) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the first quarter of 2015 after the market closes on Wednesday, April 29, 2015. The Company will host a conference call to discuss these results on Thursday, April 30, 2015 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (877) 510-0473. Investors are encouraged to call the dial-in number at least 5 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through May 31, 2015, by dialing (877) 344-7529 and using conference number 10064365.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 29 locations in 23 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.